UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the approval of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Progressive Care Inc. (the “Company”) appointed Elizabeth Alcaine and Anthony Armas as directors of the Company’s Board effective July 17, 2023 upon their respective entry into a Director Agreement (the “Agreement”) with the Company. Pursuant to the Agreement and upon its execution, Ms. Alcaine and Mr. Armas were each issued $50,000 in shares of the Company’s common stock. Annually, after execution of the Agreement and subject to continued service on the Board, Ms. Alcaine and Mr. Armas will each be issued the number of shares of the Company’s common stock equivalent to $50,000 as determined based on the average closing price on the three trading days immediately preceding the last day of such anniversary date. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Elizabeth Alcaine, age 54

Ms. Alcaine combines over 25 years of experience in the healthcare sector. She currently serves as president of the Coral Coast HOA Board. In 2017, Ms. Alcaine became a co-founder of AskVetMD, a platform that makes veterinarians easily accessible, and remained until 2022. During 2023, she became a consultant for AskVetMD. From 2009 through 2018, Ms. Alcaine was an Advisory Committee member for the Miami Childrens Hospital Foundation. She has an undergraduate degree from Miami Dade College.

Ms. Alcaine’s extensive experience in the healthcare sector will make her a valuable addition to the Board.

Anthony Armas, age 32

Mr. Armas combines over 10 years of experience in the healthcare industry following seven years of healthcare administration and management. Mr. Armas is currently the Chief Executive Officer of One Innovation Labs, a dietary ingredient manufacturer and delivery technology company, and served as Executive Vice President from 2019 to 2021. Mr. Armas also currently serves as a member of the board of The Leadership Learning Center at St. John Bosco Church. He has an undergraduate degree and an MBA from Florida International University.

Mr. Armas will be a beneficial addition to the Board because of his vast experience in the healthcare industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Director Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Progressive Care Inc.

By	/s/ Charles M. Fernandez
Name:	Charles M. Fernandez
Title:	Chief Executive Officer

Date: July 21, 2023